UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2005

COMSTOCK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-011013 (Commission File Number)	65-1030375 (I.R.S. Employer Identification No.)

Burbage House 44 Mountfield Road London W5 2NQ (Address of principal executive offices) (zip code)

+44 (0)2088983456 (Registrant’s telephone number, including area code)

5100 Town Center Circle Suite 430 Boca Raton, FL 33486
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or about March 1, 2005, Samuel Klein and Company, the independent accountants previously engaged as the principal accountants to audit the financial statements of the Company, was dismissed.

Also effective on or about March 1, 2005, the Company engaged Mantyla McReynolds, LLC, as its independent certified public accountants. The decision to change accountants was approved by the Board of Directors of the Company.

The audit report of Samuel Klein and Company on the Company’s financial statements as of April 30, 2003 and 2002 and the related statements for the years then ended (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company’s ability to continue as a going concern. During the Audit Period, and through March 1, 2005, there were no disagreements with Samuel Klein and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this disclosure to Samuel Klein and Company and has requested that the former accountants furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. Upon receipt of the requested letter, the Company will file an amendment to this Current Report on Form 8-K to include the letter as an exhibit.

During the two most recent fiscal years prior to their engagement, or any subsequent interim period prior to engaging Mantyla McReynolds, LLC, neither the Company nor anyone acting on the Company’s behalf consulted with Mantyla McReynolds, LLC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements where either written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with the Company’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On January 18, 2006, we received notice from Mantyla McReynolds, LLC, our independent certified public accountants, that our previously reported financial statements for the quarterly periods ended January 31, 2003, July 31, 2005, October 31, 2005, and January 31, 2006, and the fiscal years ended April 30, 2005 and 2006 possibly did not properly account for 100,000 shares of our common stock which were issued to Atul Sharma, our sole officer and director, upon commencement of services as our sole officer (the “Golden Hello Shares”). On October 26, 2007, we provided Mantyla McReynolds, LLC with information surrounding the issuance of the Golden Hello Shares, whereupon, Mantyla McReynolds, LLC concluded that our previously reported financial statements for the abovementioned periods did not properly account for the Golden Hello Shares. Therefore, we will be filing an amended Quarterly Report on Form 10-QSB/A for the quarterly periods ended January 31, 2003, July 31, 2005, October 31, 2005, and January 31, 2006, and an amended Annual Report on Form 10-KSB/A for the fiscal years ended April 30, 2005 and 2006, to make the necessary corrections to account for the issuance of the Golden Hello Shares, which will contain an explanation in a note to the therein included financial statements. The revisions will result in the recognition of the Golden Hello Shares as an expense to us at fair value upon commencement by Atul Sharma of services as our sole officer in our financial statements for the above periods.

Our authorized officers have discussed the matters disclosed in this filing with our independent registered public accounting firm. We anticipate that restated financial statements for the effected periods will be filed with the Securities and Exchange Commission during our fourth quarter of 2007.

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits

Item No.	Description

16.1	Letter dated February 28, 2008 from Samuel Klein and Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2008
Comstock Industries, Inc., a Florida corporation

/s/ Atul Sharma
By: Atul Sharma Its: President